EXHIBIT 99

Marine Products Corporation Announces a 50 Percent Increase
to the Regular Quarterly Cash Dividend

ATLANTA, January 23, 2013 - Marine Products Corporation (NYSE: MPX) announced today that its Board of Directors declared a 50.0 percent increase to the regular quarterly cash dividend from $0.02 per share to $0.03 per share payable March 8, 2013 to common stockholders of record at the close of business on February 8, 2013.

Marine Products Corporation (NYSE: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats; Premiere Sport Yachts; and Robalo sport fishing boats, continues to diversify its product line through product innovation and is prepared to consider strategic acquisition targets.  With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to increase its market share and to generate superior financial performance to build long-term shareholder value.  For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

For information contact:
BEN M. PALMER
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

JIM LANDERS
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com